UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2002

TRANSMONTAIGNE INC.
(Exact Name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

Commission File Number 001-11763

IRS Employer No. 06-1052062

370 Seventeenth Street
Suite 2750
Denver, CO 80202
(Address, including zip code of principal executive offices)

303-626-8200
(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On June 28, 2002, TransMontaigne Inc. announced the signing of an amended and restated $300 million Senior Secured Credit Facility with a syndication of banks. Proceeds from this facility will be used for i) general working capital purposes, ii) a cash payment of $26.9 million to prepay a $25.0 million senior promissory notes held by an institutional lender, iii) a cash payment of $21.3 million to the holders of 5% Series A Convertible Preferred Stock (“Series A Preferred Stock”) to retire $23.1 million of the Series A Preferred Stock, and iv) a cash payment of $20.4 million to an institutional investor to repurchase 4.1 million shares of common stock at $4.95 per share.

In addition, TransMontaigne announced the redemption of $160.2 million of its existing $184.6 million of Series A Preferred Stock through i) the issuance of 11.9 million shares of common stock for $64.2 million of Series A Preferred Stock, ii) the issuance of 72,890 shares of new 6% Series B Convertible Preferred Stock with a $1,000 per share liquidation value (“Series B Preferred Stock”) for $72.9 million of Series A Preferred Stock, and iii) the aforementioned $21.3 million cash payment. The Series B Preferred Stock is convertible by the holder at any time into common stock at $6.60 per share and is mandatorily redeemable by the Company between June 30, 2007 and December 31, 2007. At June 28, 2002, $24.4 million of the existing Series A Preferred will remain outstanding and is redeemable, at the Company’s option, on December 31, 2003.

In connection with the termination of the previous credit facility and the repayment of the senior promissory notes, the Company will recognize approximately a $4.7 million pre-tax ($3.0 after-tax) charge for the write-off of previously existing deferred financing costs and the prepayment penalty on the senior promissory notes.

Item 7.    Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

99.1	Press release dated June 28, 2002

99.2	Fifth Amended and Restated Credit Agreement between TransMontaigne Inc. and Fleet National Bank as Administrative Agent and Collateral Agent, dated as of June 27, 2002

99.3	Form of Preferred Stock Recapitalization Agreement dated as of June 27, 2002 (without exhibits)

99.4	Certificate of Designations of Series B Convertible Preferred Stock

99.5	Amended and Restated Preferred Stock Investor Registration Rights Agreement dated June 27, 2002 between TransMontaigne Inc. and the entities listed on the signature pages thereof

2

Exhibit No.	Description

99.6	Amended and Restated Institutional Investor Registration Rights Agreement dated June 27, 2002 by and among TransMontaigne Inc. and the entities listed on the signature pages thereof

99.7	Amended and Restated Louis Dreyfus Corporation Registration Rights Agreement dated June 27, 2002 between TransMontaigne Inc. and Louis Dreyfus Corporation

99.8	Stockholders’ Agreement dated as of June 28, 2002 among TransMontaigne Inc., Key Senior Executives, and the Investors listed on the signature pages thereof

99.9	Letter Agreement dated as of June 27, 2002 between First Reserve Fund VI, Limited Partnership and TransMontaigne Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, TransMontaigne has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMONTAIGNE INC.

By:	/s/ RANDALL J. LARSON
Randall J. Larson Executive Vice President

Date: 10 July 2002

3